Exhibit No. 23

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36194 filed on May 3, 2000 and No. 333-144951 filed on July 30, 2007) of First Litchfield Financial Corporation and Subsidiary of our report dated April 14, 2009 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K/A Amendment No. 1 of First Litchfield Financial Corporation and Subsidiary for the year ended December 31, 2008.


/s/ McGladrey & Pullen, LLP
---------------------------

New Haven, Connecticut
April 22, 2009


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